Exhibit 99.23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to Registration Statement File No. 333-214140 on Form S-3 of our reports dated March 18, 2016 relating to the consolidated financial statements and financial statement schedules, which appear in the AXA Equitable Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 14, 2017